Exhibit 10.15

AMENDMENT NUMBER ONE

CHESTER VALLEY BANCORP INC.

1997 STOCK OPTION PLAN

BY THIS AMENDMENT NUMBER ONE, the Chester Valley Bancorp Inc. 1997 Stock Option Plan (the “Plan”) is hereby amended as follows, with such amendment being effective as of October 23, 2007. Capitalized terms which are not defined herein shall have the same meaning as set forth in the Plan.

W I T N E S S E T H:

WHEREAS, Chester Valley Bancorp Inc. was acquired by Willow Financial Bancorp Inc. effective as of August 30, 2005;

WHEREAS, Willow Financial Bancorp, Inc., as successor to Chester Valley Bancorp Inc. (the “Company”), desires to amend the Plan to ensure that the Plan complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, pursuant to Section 15 of the Plan, the Board may amend the Plan from time to time;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Board hereby amends the Plan as follows:

Section 1. References to Chester Valley Bancorp Inc. All references to Chester Valley Bancorp Inc. in the Plan are hereby changed to Willow Financial Bancorp, Inc. In addition, Section 1.C of the Plan is hereby amended and restated to read in its entirety as follows:

“C.          “Company” means Willow Financial Bancorp, Inc.”

Section 2. Amendment to 1.E of the Plan. The second sentence of Section 1.E of the Plan is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, if the Shares are not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Company and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.”

Section 3. Amendment to Section 1.O of the Plan. Section 1.O of the Plan is hereby amended and restated to read as follows:

“O.          “Share” means a share of the Company’s common stock, par value $0.01 per share, either now or hereafter owned by the Company as treasury stock or authorized but unissued.”

Section 4. Amendment to Section 4 of the Plan. Section 4 of the Plan is hereby amended to add a new Section 4.D to read in its entirety as follows:

“D.          All Options granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Nonqualified Option or beyond the date that a Share received upon the exercise of an Incentive Stock Option is sold.”

Section 5. Amendment to 7.A of the Plan. Section 7.A of the Plan is hereby amended and restated to read as follows:

“A.          The purchase price per Share deliverable upon the exercise of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted to an Optionee and shall not be less than 110% of the Fair Market Value of a Share on the date an Incentive Stock Option is granted to an Optionee-Shareholder.”

Section 6. Amendment to 13.A of the Plan. Section 13.A of the Plan is hereby amended to add the following language at the end of such section:

“, provided that in each case the number of shares subject to the substituted or assumed Option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation 1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Option.”

Section 7. Deletion of Section 13.C of the Plan. Section 13.C of the Plan is hereby deleted in its entirety.

Section 8.  Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Plan, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 9.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officers effective as of the day and year first written above.

WILLOW FINANCIAL BANCORP, INC.

Attest:

/s/ Joseph T. Crowley		By:	/s/ Donna M. Coughey
Name:	Joseph T. Crowley	Name:	Donna M. Coughey
Title:	Secretary	Title:	President and Chief Executive Officer